SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                                 FORM 8-K/A

                               AMENDMENT NO. 1

                              CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d)

                 OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported):
                             February 12, 2003

                      EMPIRE PETROLEUM CORPORATION


        (Exact name of registrant as specified in its charter)


        Delaware                     0-20193              73-1238709
(State or other jurisdiction  (Commission file Number) (IRS Employer
of Incorporation)                                      Identification No.)

15 E. 5th Street, Suite 4000                 74103-4346
(Address of principal executive office)      (Zip Code)


Registrant's telephone number, including area code:  (918-587-8093)

ITEM 4.  Changes in Registrant's Certifying Accountants

Magee Rausch & Shelton, LLP served as the principal accountant for Empire Petroleum Corporation for the period from August 23, 2002 until February 12, 2003, when such accounting firm resigned as Empire's principal accountant. On February 12, 2003, Tullius Taylor Sartain & Sartain, LLP was engaged to serve as Empire's principal accountant. The decision to engage Tullius Taylor Sartain & Sartain, LLP was approved by Empire's board of directors.

Magee Rausch & Shelton also served as Empire's principal accounting for the fiscal year 2000. In connection with Magee Rausch & Shelton's engagement as Empire's principal accountant during the fiscal year ended December 31, 2000 and during the interim period from August 23, 2002 through February 12, 2003, there were no disagreements with Magee Rausch & Shelton, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

Magee Rausch & Shelton did not issue any reports in connection with their engagement as Empire's principal accountant for the period from August 31, 2002 through February 12, 2003. The audit report of Magee Rausch & Shelton relating to the financial statements of Empire Petroleum Corporation as of and for the year ended December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principals, except such audit report was modified because of a going concern uncertainty.

A letter from Magee Rausch & Shelton, LLP is attached as Exhibit 16.1 to this Form 8-K.




                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf By the undersigned hereunto duly authorized officer.

Date:  February 12, 2003

Empire Petroleum Corporation

BY: /s/Albert E. Whitehead

Chief Executive Officer


EXHIBIT 16.1

(MAGEE RAUSCH & SHELTON, LLP LOGO)


February 12, 2003

Mr. Albert E. Whitehead
Empire Petroleum Corporation
First Place Tower
15 East 5th Street, Suite 4000
Tulsa, Oklahoma  74103-4346

Dear Mr. Whitehead:

This is to confirm that the client-auditor relationship between Empire Petroleum Corporation and Magee Rausch & Shelton, LLP has ceased. We Have read and agree with the comments in Item 4 of Form 8-K of Empire Petroleum Corporation dated February 12, 2003.

Sincerely,



/s/MAGEE RAUSCH & SHELTON, LLP

CC:     Chief Accountant
        Securities & Exchange Commission